SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): Oct. 19, 1994


             The Stanley Works
     (Exact name of registrant as specified in charter)


  Connecticut               1-5224              06-058860
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(203) 225-5111



                         Not Applicable
(Former name or former address, if changed since last report)














     Item 5.   Other Events.


               1. On Oct. 19, 1994, the Registrant issued a press release.

               Attached as Exhibit (21)(i) is a copy of the Registrant's press release. This Exhibit is incorporated herein by reference.


     Item 7.   Financial Statements, Pro Forma Financial Information and
               Exhibits.


               (21)(i) Press release dated Oct. 19, 1994 reporting on Stanley's third quarter sales and earnings.

                                   SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                         THE STANLEY WORKS



                         By: \s\Stephen S. Weddle
                         Name:  Stephen S. Weddle
                         Title: Vice President, General
                                   Counsel and Secretary



Date:  Oct. 20, 1994

                                                          Exhibit (21)(i)




FOR IMMEDIATE RELEASE                                        October 19, 1994



                STANLEY REPORTS RECORD RESULTS FOR THIRD QUARTER



New Britain, Connecticut...The Stanley Works today announced record third quarter sales and earnings. Sales of $633 million in the third quarter were 10% higher than the prior year. Net earnings were $32.2 million, or $.72 per share, representing a 29% increase over the same quarter in 1993.

Richard H. Ayers, Chairman and Chief Executive Officer stated, "The 10% increase in third quarter sales was driven primarily by internal growth of 9% spread across all businesses. Small price increases and net acquisition and divestiture activity represented a 1% increase in sales from the prior year. Currency had a positive but minor impact on sales."

Mr. Ayers added, "Our operating results continue to benefit from increased sales volume generated by our worldwide growth initiatives and favorable economic conditions. While all business segments realized solid volume increases, the most notable improvements were in the Specialty Hardware and Engineered Tools businesses."

Gross margins improved to 32.7% from 31.1% in the prior year, largely the result of manufacturing efficiencies realized from increased volume, especially in our Mechanics Tools business, and the successful transition of previously foreign-sourced fastening tools to U.S.
in-house manufacture. Operating expenses were 22.1% of sales compared with 21.9% in the previous year. Operating efficiencies achieved through higher sales volume were offset by the costs of company initiatives for long-term growth.












                                   -- more --




(page 2)




Interest-net expenses of $6.9 million were essentially unchanged from last year despite higher interest rates in 1994. Other-net expenses of $9.1 million included additional reserves established for environmental remediation as well as the effects of divestiture activities in the quarter. Other-net expenses of $3.6 million in the prior year included a $5.0 million pre-tax gain from the sale of a non-operating asset which was substantially offset by reserves established for the closing of a manufacturing facility at our wholly-owned subsidiary, Mac Tools, Inc.

The effective tax rate for the quarter was 37.5% compared with 41.7% last year. The higher effective rate last year reflected the cumulative effect of 1993 federal tax rate changes on the quarter.

Net sales for the first nine months of 1994 were $1.8 billion, an increase of 9% over the $1.7 billion reported in the same period last year. Net earnings for the period were $91.5 million, or $2.04 per share, up 22% from net earnings of $75.0 million, or $1.67 per share last year, before the effect of a change in accounting principle.

Net sales in the U.S. increased 8% for the quarter. The increase resulted from strong internal growth of 9%, a 1% price increase, and divestiture activity, which decreased sales by 2% from the prior year.

Net sales in Europe increased 13% from last year. Unit volume gains generated a 4% increase in sales and the incremental effect of an acquisition added 3%. The recent strengthening in European currencies increased sales by 6% in the quarter. Price increases continued to have little impact on sales.















                                   -- more --






(page 3)




Net sales in Other Areas increased 15% for the quarter. In ternal growth of 8% resulted from strengthening in our Canadian businesses and our continuing growth in the Far East. Price increases, when offset by the negative effects of currency, added 3% to sales. The net incremental effect of acquisitions increased sales by 4%. Operating profits of $7.9 million, or 8.6% of sales, were reduced from last year as a result of increased expenses associated with our growth initiatives throughout the Pacific Rim.

Net sales for the Tools segment increased 8% from the prior year. Internal growth of 7% was the primary contributor. While all businesses experienced solid unit volume gains, these gains were most notable in our Fastening Systems business. Price increases for the segment resulted in a 2% sales increase with currency having a negligible impact. The net effect of acquisitions and divestitures decreased sales by 1%. Operating profits increased 35% to $53.6 million and resulted in operating margins of 11.5% compared with 9.3% in the prior year. The improvement in operating profits is the result of increased sales volume, operating efficiencies, and the successful transition of previously foreign-sourced fastening products to in-house manufacture. In addition, the third quarter last year included one-time charges related to the closing of a Mac Tools, Inc. manufacturing facility.

Net sales for the Hardware segment increased 7% from the prior year, reflecting internal growth of 6% plus price increases and currency effects of 1%. Operating profits increased 26% to $7.7 million.
Operating margins improved to 9.7% from 8.3% last year.

Net sales for the Specialty Hardware segment increased 21% from the prior year, exclusively from internal growth. Operating profit of $8.1 million was 17% higher than last year. Operating margins of 9.2% were slightly below last year's margins of 9.4%, the result of growth initiatives, primarily in Europe, of our Access Technologies business.







                                   -- more --









(page 4)




Commenting on the quarter and outlook for the year, Mr. Ayers stated:
"We are pleased with our strong sales and earnings results for the quarter and the first nine months of 1994. We are also pleased that these results are in keeping with our expectations for both the quarter and the year thus far."

Mr. Ayers continued, "We attribute this strong performance to a combination of factors. First, is our company-wide focus on profitable growth, including geographic expansion and strategic investments in new products and new markets. Second, is our long-term strategy to ensure that the underlying structure of our company remains modern and efficient, reflecting the appropriate use of technology to provide a sound base from which we can continue to grow. Finally, 1994 has provided improved economic conditions for our businesses worldwide. Based on these factors, we believe The Stanley Works will achieve the significant full year sales and earnings growth that we had predicted at the start of 1994."





                                 ##############




CONTACT:  Patricia McLean
          Manager Corp. Communications
          (203) 827-3833

                                -5-

                   THE STANLEY WORKS AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF EARNINGS
                          (Millions of Dollars)
                                    THIRD QUARTER          NINE MONTHS
                                    1994     1993        1994      1993

  Net Sales                     $  632.6 $  576.3   $ 1,847.1 $ 1,694.9

  Costs and Expenses
       Cost of sales               425.7    396.8     1,238.7   1,155.0
       Selling, general and
          administrative           139.5    126.1       412.7     384.7
       Interest - net                6.9      6.9        22.1      20.2
       Other - net                   9.1      3.6        26.9      11.4
                                  -------  -------    --------  --------
                                   581.2    533.4     1,700.4   1,571.3
                                  -------  -------    --------  --------
  Earnings Before Income Taxes
    and Cumulative Effect of
    Accounting Change               51.4     42.9       146.7     123.6

  Income Taxes                      19.2     17.9        55.2      48.6
                                  -------  -------    --------  --------
  Earnings Before Cumulative
    Effect of Accounting Change     32.2     25.0        91.5      75.0

  Cumulative Effect of Accounting
    Change for Postemployment
    Benefits                                                       (8.5)
                                  -------  -------    --------  --------
  Net Earnings                  $   32.2 $   25.0   $    91.5 $    66.5
                                  =======  =======    ========  ========
  Net Earnings Per Share of
       Common Stock:

      Before Cumulative Effect of
      Accounting Change         $   0.72 $   0.56   $    2.04 $    1.67

      Cumulative Effect of
      Accounting Change                                           (0.19)
                                  -------  -------    --------  --------
  Net Earnings Per Share of
       Common Stock             $   0.72 $   0.56   $    2.04 $    1.48
                                  =======  =======    ========  ========

  Dividends per share           $   0.35 $   0.34   $    1.03 $    1.00

  Average shares outstanding      44,838   44,754      44,810    45,007
       (in thousands)

  See notes to consolidated financial statements.

                                           -6-

                             THE STANLEY WORKS AND SUBSIDIARIES
                                CONSOLIDATED BALANCE SHEETS
                                  (Millions of Dollars)

                                                   October 1  October 2
                                                        1994       1993
    ASSETS
    Cash and cash equivalents                       $    38.8  $    39.0
    Accounts receivable                                 439.0      388.5
    Inventories                                         370.7      317.9
    Other current assets                                 33.9       29.5
                                                      -------    -------
      Total current assets                              882.4      774.9

    Property, plant and equipment - net                 561.8      561.4
    Goodwill and other intangibles                      168.0      175.6
    Other assets                                         86.2       73.8
                                                      -------    -------
                                                    $ 1,698.4  $ 1,585.7
                                                      =======    =======
    LIABILITIES AND SHAREHOLDERS' EQUITY
    Notes payable                                   $   103.4  $    97.3
    Accounts payable                                    102.0       89.0
    Accrued expenses                                    217.7      190.2
                                                      -------    -------
       Total current liabilities                        423.1      376.5

    Long-term debt                                      386.4      385.7
    Other long-term liabilities                         146.6      150.1
    Shareholders' equity                                742.3      673.4
                                                      -------    -------
                                                    $ 1,698.4  $ 1,585.7
                                                      =======    =======



    See notes to consolidated financial statements.













                                     -7-

                     THE STANLEY WORKS AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Millions of Dollars)
                                                THIRD QUARTER   NINE MONTHS
                                                 1994   1993   1994    1993
   Operating Activities
     Net Earnings                              $ 32.2 $ 25.0 $  91.5 $  66.5
     Depreciation and amortization               19.7   19.3    62.5    59.1
     Provision for postemployment benefits          -      -       -    13.6
     Net gain on sale of non-operating asset        -   (5.0)      -   (29.0)
     Other non-cash items                         7.0    9.9    23.5    15.2
     Changes in operating assets
        and liabilities                         (39.1)   8.1  (124.1)  (62.5)
                                                ------ ------ ------  ------
     Net cash provided by
        operating activities                     19.8   57.3    53.4    62.9

   Investing Activities
     Capital expenditures                       (17.5) (18.3)  (48.6)  (44.5)
     Proceeds from sales of assets                1.0    2.8     7.4     4.8
     Proceeds from sale of non-operating asset      -    6.0       -    38.9
     Business acquisitions                          -  (12.4)   (5.1)  (13.3)
     Other                                       (1.9)  (1.3)   (4.9)   (4.0)
                                                ------ ------ ------  ------
     Net cash used by
        investing activities                    (18.4) (23.2)  (51.2)  (18.1)

   Financing Activities
     Payments on long-term debt                  (1.2) (65.9)   (1.9) (132.9)
     Proceeds of long-term borrowings               -   78.4       -    78.4
     Net short-term bank financing               17.1    2.6    51.6    67.3
     Proceeds from issuance of common stock       2.9    3.4     3.5     4.0
     Purchase of common stock for treasury       (1.2) (15.8)   (2.0)  (42.3)
     Cash dividends on common stock             (15.7) (15.2)  (60.8)  (59.9)
                                                ------ ------ ------  ------
     Net cash provided (used) by
        financing activities                      1.9  (12.5)   (9.6)  (85.4)

   Effect of Exchange Rate Changes on Cash        1.7   (1.1)    2.5    (1.5)
                                                ------ ------ ------  ------
   Increase (decrease) in Cash and
      Cash Equivalents                            5.0   20.5    (4.9)  (42.1)

   Cash and Cash Equivalents,
      Beginning of Period                        33.8   18.5    43.7    81.1
                                                ------ ------ ------  ------
   Cash and Cash Equivalents,
      End of Third Quarter                     $ 38.8 $ 39.0 $  38.8 $  39.0
                                                =====  =====   =====   =====
    See notes to consolidated financial statements.

                                       -8-

                          THE STANLEY WORKS AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF CHANGES
                                 IN SHAREHOLDERS' EQUITY
                                 (Millions of Dollars)

                                                    NINE MONTHS
                                                  1994       1993


    Balance at beginning of year              $   680.9  $   696.3

    Net earnings                                   91.5       66.5

    Currency translation adjustment                 6.1      (16.8)

    Cash dividends declared                       (46.2)     (44.9)

    Net issuance of Common Stock                    3.7      (33.0)

    ESOP debt                                       6.3        5.3
                                                --------    -------
    Balance at end of third quarter           $   742.3  $   673.4
                                                ========    =======






    See notes to consolidated financial statements.

                                   -9-

                   THE STANLEY WORKS AND SUBSIDIARIES
                      BUSINESS SEGMENT INFORMATION
                          (Millions of Dollars)
                                 THIRD  QUARTER          NINE MONTHS
                                1994       1993        1994       1993
 INDUSTRY SEGMENTS

 Net Sales
   Tools
      Consumer              $   177.5  $   172.8   $   519.3  $   499.6
      Industrial                129.4      116.0       389.4      343.9
      Engineered                158.2      140.5       472.7      427.7
                              --------   --------    --------   --------
           Total Tools          465.1      429.3     1,381.4    1,271.2
   Hardware                      79.3       73.9       235.6      227.4
   Specialty Hardware            88.2       73.1       230.1      196.3
                              --------   --------    --------   --------
        Consolidated        $   632.6  $   576.3   $ 1,847.1  $ 1,694.9
                              ========   ========    ========   ========

 Operating Profit
   Tools                    $    53.6  $    39.8   $   161.3  $   127.6
   Hardware                       7.7        6.1        27.4       24.3
   Specialty Hardware             8.1        6.9        15.4        9.4
                              --------   --------    --------   --------
     Total                       69.4       52.8       204.1      161.3
   Net corporate expenses       (10.6)      (2.0)      (32.3)     (13.6)
   Interest expense              (7.4)      (7.9)      (25.1)     (24.1)
                              --------   --------    --------   --------
      Earnings before
        income taxes        $    51.4  $    42.9   $   146.7  $   123.6
                              ========   ========    ========   ========

 GEOGRAPHIC AREAS

 Net Sales
   United States            $   452.9  $   418.9   $ 1,330.4  $ 1,225.2
   Europe                        87.4       77.4       261.8      240.6
   Other Areas                   92.3       80.0       254.9      229.1
                              --------   --------    --------   --------
        Consolidated        $   632.6  $   576.3   $ 1,847.1  $ 1,694.9
                              ========   ========    ========   ========

 Operating Profit
   United States            $    53.9  $    37.3   $   156.1  $   114.6
   Europe                         7.6        6.4        25.3       23.2
   Other Areas                    7.9        9.1        22.7       23.5
                              --------   --------    --------   --------
        Total               $    69.4  $    52.8   $   204.1  $   161.3
                              ========   ========    ========   ========

 See notes to consolidated financial statements.


                                   -10-


                    THE STANLEY WORKS AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         For the third quarter of 1993, Other-net includes a gain of $5.0 million ($.06 per share) from the sale of the company's investment in Max Co., Ltd. which was substantially offset by reserves established for the closing of a manufacturing facility of our wholly owned subsidiary, Mac Tools, Inc.

         In the consolidated statement of earnings for nine months of 1993, Other-net includes a gain of $29.0 million ($.39 per share) from the sale of the company's investment in Max Co., Ltd. and charges for a fine levied by the U.S. District Court in Missouri for $5.0 million ($.07 per share). Also included in Other-net were additional charges for contingency reserves of $15.7 million ($.21 per share) related to product liability litigation, restructuring activities and environmental clean-up.

         Certain 1993 amounts in the Business Segment Information were reclassified to conform to the 1994 presentation.